Exhibit 10.1

June 6, 2013

Mr. Martin S. Headley

Re:	Retention Agreement dated March 5, 2013 between Brooks Automation, Inc. (the “Company”) and Martin S. Headley (the “Retention Agreement”)

Dear Martin:

Pursuant to the Retention Agreement, you agreed to remain employed by the Company in the position of Executive Vice President and Chief Financial Officer during the Retention Period (as defined in the Retention Agreement), which is set to end on June 30, 2013. The Company and you now wish to extend Retention Period to enable the Company to complete its search for a new chief financial officer and to assist the transition process. Accordingly, the Company and you agree to amend the Retention Agreement as follows:

1.
Extension of Retention Period. The Retention Period set forth in Section 2 of the Retention Agreement is hereby extended for an additional three (3) months to September 30, 2013, and any references in said Section 2 to “June 30, 2013” shall be replaced with “September 30, 2013”. You also agree that if the Company hires a new chief financial officer prior to the end of the Retention Period, you will remain employed by the Company through the end of the Retention Period, but will cease to be the Company's Chief Financial Officer.

2.	Retention Consideration. Section 3 of the Retention Agreement is hereby amended to add the following new clause (g):

“(g) subject to approval by the Board of Directors of the Company, the vesting of one-third (1/3) of the performance-based restricted stock units achieved under the FY2013 Executive Incentive Plan (the “EIP”) based on the Company's achievement in fiscal year 2013 against the financial metrics contained in the EIP, such restricted stock units to vest on the date such achievement is determined by the Board of Directors.”

Please sign below to indicate your agreement with the terms described herein.

Brooks Automation, Inc.

By:	/s/ Stephen S. Schwartz
Stephen S. Schwartz
President and CEO

AGREED:

/s/ Martin S. Headley
Martin S. Headley

Brooks Automation, 15 Elizabeth Drive, Chelmsford, MA 01824